UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2012

GLOBAL SECURITY AGENCY INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53184	98-0516432
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12818 Hwy # 105 West, Suite 2-G
Conroe, TX  77304
 (Address of principal executive offices)

(888) 281-1618
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 14, 2012, we entered into an agreement (the “Distributor Agreement”) with International Defense Technologies LLC (“IDT”) pursuant to which we appointed IDT as a distributor to purchase and sell to customers in certain territories certain security solutions, risk management and training services provided by us as specified under the agreement, including, among others, training of police officers, SWAT and other tactical teams, weaponry, responding to terrorist incidents, protection, border security, investigations and recognisance. We receive a fee based on the services required by the customer and IDT is compensated based on the price at which the required services are negotiated with the customer above our cost. The agreement has a term expiring on December 31, 2013 unless extended by the parties or earlier terminated in accordance with its terms. The Distributor Agreement contains representations and warranties customary for agreements of this type.  A copy of the Distributor Agreement is attached as an exhibit hereto and this description of the agreement is qualified in its entirety by reference thereto.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Distributor Agreement between the Company and International Defense Technologies LLC dated May 14, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2012	GLOBAL SECURITY AGENCY INC.

	By:	/s/ Larry Lunger
Larry Lunger
Chief Executive Officer